UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 23, 2021
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Tandem Diabetes Care, Inc.
(Exact name of registrant as specified in its charter)
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Delaware		001-36189	20-4327508
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)
11075 Roselle Street			92121
San Diego	California		(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 366-6900
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	TNDM	NASDAQ Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
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Item 2.02    Results of Operations and Financial Condition.

On February 24, 2021, we issued a press release reporting our financial results for the quarter and year ended December 31, 2020. This press release has been furnished as Exhibit 99.1 to this report and is incorporated herein by this reference.

The information under this Item 2.02 and Exhibit 99.1 hereto is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Compensatory Arrangements of Board of Directors and Certain Officers

On February 23, 2021, the Compensation Committee approved the compensatory arrangements described below following their annual review of benchmark data provided by the Company’s independent compensation consultant.
2021 Compensation for Board of Directors

Cash Compensation

The following arrangements were made regarding the annual cash retainers for service on the Company’s Board of Directors in 2021, effective March 1, 2021. These annual retainer amounts are pro-rated and paid on a quarterly basis, and are depicted below with comparisons to the 2020 annual cash retainer amounts.

Position	2020 Annual Cash Retainer	2021 Annual Cash Retainer
Member Retainers
Board	$45,000	$53,000
Audit Committee	$10,000	No change
Compensation Committee	$7,500	$9,000
Nominating & Corporate Governance Committee	$5,000	$6,300

Incremental Retainers
Board Chair*	$115,000	No change
Lead Independent Director	$40,000	No change
Audit Committee Chair	$13,000	No change
Compensation Committee Chair	$9,500	$10,000
Nominating & Corporate Governance Committee Chair	$5,000	$10,000

* In addition, the Company pays monthly COBRA premiums with an annualized value of approximately $25,000.

Equity Compensation Value

The value of annual director equity awards was increased from $170,000 for 2020 to $180,000 for 2021. Director equity grants take place annually at the Company’s Annual Meeting of Stockholders.

2021 Base Salary for Named Executive Officers

For fiscal year 2021, John F. Sheridan, the Company’s President and Chief Executive Officer, will receive a 15% market adjustment to his base salary. In addition, a merit increase of approximately 3% for fiscal year 2021 base salary compensation will be made for each of David B. Berger, the Company’s Executive Vice President, Chief Business Operations and Compliance Officer; Brian B. Hansen, the Company’s Executive Vice President and Chief Commercial Officer; Leigh A. Vosseller, the Company’s Executive Vice President and Chief Financial Officer; and Susan M. Morrison, Executive Vice President and Chief Administrative Officer. The base salary amounts received for fiscal year 2020 and to be received for fiscal year 2021 by Mr. Sheridan, Mr. Berger, Mr. Hansen, Ms. Vosseller, and Ms. Morrison are set forth opposite their names in the table below:

Name	2020 Base Salary	2021 Base Salary(1)
John F. Sheridan	$600,000	$690,000
David B. Berger	$412,000	$424,360
Brian B. Hansen	$412,000	$424,360
Leigh A. Vosseller	$412,000	$424,360
Susan M. Morrison	$412,000	$424,360

(1)Increases effective on February 22, 2021.

2021 Cash Bonus Plan for Named Executive Officers

On February 23, 2021, the Compensation Committee approved the adoption of a cash incentive bonus plan that will be utilized to calculate the cash bonuses that may become payable to the Company’s executive officers and other senior management personnel with respect to fiscal year 2021 (the “2021 Cash Bonus Plan”). The 2021 Cash Bonus Plan is designed with our “Pay for Performance” philosophy to align the interests of plan participants with the Company’s business goals and strategies, and to further the objectives of the Company’s executive compensation program. As discussed below, the 2021 Cash Bonus Plan is intended to reward plan participants for their individual contributions to the Company’s achievement of pre-established Company objectives.

Target Cash Bonus Amount

The target cash bonus amount for each plan participant is set as a percentage of the participant’s base salary as determined by the Board. The 2021 base salary, target percentage and resulting target cash bonus amount for each named executive officer is set forth in the table below:

Name	2021 Base Salary	Target Percentage	Target Cash Bonus
John F. Sheridan	$690,000	100%	$690,000
David B. Berger	$424,360	60%	$254,616
Brian B. Hansen	$424,360	60%	$254,616
Leigh A. Vosseller	$424,360	60%	$254,616
Susan M. Morrison	$424,360	60%	$254,616

Company Performance Objectives

Cash bonuses may be earned under the 2021 Cash Bonus Plan based on the achievement by the Company of specified financial performance objectives, a product development milestone, and a customer-related objective. The percentage of the target cash bonus for each named executive officer that is subject to the financial performance objectives, product development milestone and customer-related objective, respectively, is set forth in the table below:

2021 Cash Bonus Plan Components	Percentage of Target Bonus
Financial Performance Objectives	80%
Product Development Milestone	10%
Customer-related Objective	10%
TOTAL	100%

Bonus payments under the 2021 Cash Bonus Plan, if any, will be made at the discretion of the Compensation Committee. Each of the three components of the 2021 Cash Bonus Plan may be earned independent of one another. If the Company does not achieve any portion of the Cash Bonus Plan, no payouts will be made unless the Compensation Committee, in its sole discretion, determines that there are other factors that merit consideration in the determination of bonus awards, which may be determined on an individual basis.

Company Financial Performance Objectives
The portion of the cash bonuses that relates to the Company financial performance objectives may be earned based on the Company’s actual revenue for fiscal year 2021 as compared to a pre-established 2021 revenue target (the “Revenue Target”). Subject to the foregoing, the Company financial performance objective portion of the cash bonuses may be earned under the 2021 Cash Bonus Plan as follows:
•A minimum percentage growth rate over the Company’s actual 2020 revenue, which places the Company’s revenue for 2021 at 85% of the Revenue Target (the “Minimum Revenue Target”), must be achieved for 50% bonus to be earned under the financial performance objectives portion of the 2021 Cash Bonus Plan.
•If the Company’s actual revenues are between the Minimum Revenue Target and the Revenue Target, the goal achievement for the financial performance objectives will be calculated proportionately on a straight-line basis from 50% to 100%.
•If the Company’s actual revenues exceed the Revenue Target, up to 200% of the bonus may be earned upon achievement of 115% or greater of the Revenue Target (the “Outperformance Revenue Target”). The outperformance goal achievement will be calculated proportionately on a straight-line basis from 100% at the Revenue Target up to 200% at the Outperformance Revenue Target. In the event of an outperformance achievement, the Company must also achieve at least a minimum adjusted Earnings before Interest, Taxes, Depreciation and Amortization (and further excluding non-cash stock based compensation expense and any accrual for the payment pursuant to the 2021 Cash Bonus Plan) (“EBITDA”) margin percentage (the “Minimum Operating Percentage Target”).

Company Product Development Milestone

The portion of the cash bonuses that relates to the Company product development milestone generally requires the Company to achieve regulatory clearance and commercially launch those products. An individual product development milestone must be achieved within a required time period for the applicable portion of the 2021 Cash Bonus Plan to be achieved. Defined time periods serve as both a minimum threshold for achieving 50% payout and an outperformance threshold for achieving up to 200% payout under this portion of the 2021 Cash Bonus Plan. Overall goal achievement is subject to the Compensation Committee’s final discretion, and determination of the Company’s product development milestone will be based on the level of achievement by the Company during fiscal year 2021.
Customer-Related Objective

The portion of the cash bonuses that relates to the Company customer-related objective generally requires the Company to achieve a minimum annual metric related to customer support and services. Defined metrics serve as both a minimum threshold for achieving 50% payout and an outperformance threshold for achieving up to 200% payout under this portion of the 2021 Cash Bonus Plan. Overall goal achievement is subject to the Compensation Committee’s final discretion, and determination of the Company’s customer-related objective will be based on the level of achievement by the Company during fiscal year 2021.
The foregoing summary of the terms of the 2021 Cash Bonus Plan does not purport to be complete and is qualified in its entirety by the terms of the 2021 Cash Bonus Plan, which the Company will file as an exhibit to its Form 10-Q for the fiscal quarter ended March 31, 2021.

2020 Cash Bonus for Named Executive Officers

On February 23 2021, the Compensation Committee approved the payout of a cash incentive bonus with respect to the fiscal year ending December 31, 2020 that totaled 80% of their previously disclosed 2020 Cash Bonus Plan targets for Mr. Sheridan, Mr. Berger, Mr. Hansen, Ms. Vosseller, and Ms. Morrison. The payout amounts were calculated based on 2020 salaries paid and pursuant to the previously-disclosed 2020 Cash Bonus Plan. The bonus payments also include a discretionary 10% incremental goal achievement in recognition of the Company’s performance while operating under challenging conditions due to the COVID-19 pandemic.

The amounts awarded to Mr. Sheridan, Mr. Berger, Mr. Hansen, Ms. Vosseller, and Ms. Morrison are set forth opposite their names in the table below:

Name	2020 Cash Bonus
John F. Sheridan	$483,077
David B. Berger	$204,258
Brian B. Hansen	$204,258
Leigh A. Vosseller	$204,258
Susan M. Morrison	$204,258

Item 9.01    Financial Statements and Exhibits

(d)     Exhibits.

Number	Description
99.1	Press release of Tandem Diabetes Care, Inc. dated February 24, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tandem Diabetes Care, Inc.

By:	/s/ David B. Berger
David B. Berger
Executive Vice President, Chief Business Operations & Compliance Officer
Date: February 24, 2021